EXHIBIT 22


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                           SUBSIDIARIES OF LCS INDUSTRIES, INC.


         Set forth below are the names of all subsidiaries of LCS as of December 1, 1997 required to be listed on Exhibit 22 to LCS's 1997 Annual Report on Form 10-K. Indented companies are direct subsidiaries of the company under which they are indented.


                                     Percentage Owned by         State of
                                       Immediate Parent        Incorporation
                                       ----------------        -------------

     LCS INDUSTRIES, INC.
         (Parent)                             N/A                 Delaware

         LCS Canada, Inc.                     100%                Delaware

         LCS Industries, XXX                  100%                EEC

         Spec Holdings, Inc.                  100%                New York

              The SpeciaLISTS Ltd.            100% - Class A      New York
                                               80% - Class B

              Computer Marketing
              Systems, Inc.                    51%                New York

         Catalog Resources, Inc.              100%                Delaware

         Catalog Liquidators, Inc.            100%                Delaware